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                                                                    Exhibit 23.1


                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   ----------------------------------------




To the Board of Directors
  and Stockholders,
Sara Lee Corporation:

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report, dated July 27, 1998, included in the Sara Lee Corporation (a Maryland corporation) and Subsidiaries' Form 10-K for the year ended June 27, 1998 and to all references to our Firm included in this registration statement.


/s/ Arthur Andersen LLP


Chicago, Illinois
September 7, 1999